STELLAR INTERNATIONAL INC.

NOTICE OF ANNUAL AND SPECIAL MEETING
AND MANAGEMENT INFORMATION CIRCULAR

April 2, 2004

STELLAR INTERNATIONAL INC.

MANAGEMENT INFORMATION CIRCULAR

SOLICITATION OF PROXIES

    This Management Information Circular is furnished in connection with the solicitation of proxies by or on behalf of management of Stellar International Inc. (the "Corporation") for use at the annual and special meeting of the shareholders of the Corporation (the "Meeting") to be held at the offices of Fogler, Rubinoff LLP, Suite 4400, Royal Trust Tower, Toronto-Dominion Centre, Toronto, Ontario, on Thursday, the 29th day of April, 2004, at the hour of 4:00 p.m. (Toronto time) for the purposes set forth in the annexed notice of the Meeting. Unless otherwise noted, all information set forth herein is given as at March 29, 2004. The cost of solicitation by or on behalf of management will be borne by the Corporation. The Corporation will reimburse brokers, custodians, nominees and other fiduciaries for their reasonable charges and expenses incurred in forwarding the proxy material to beneficial owners of shares. It is expected that such solicitation will be primarily by mail. In addition to solicitation by mail, certain officers, directors and employees of the Corporation may solicit proxies by telephone or personally. These persons will receive no compensation for such solicitation other than their regular salaries.

MANNER IN WHICH PROXIES WILL BE VOTED

    The shares represented by the accompanying form of proxy (if the same is properly executed in favour of Messrs. Riehl and Rosenkrantz, the management nominees, and is received at the offices of Equity Transfer Services Inc., Richmond Adelaide Centre, 120 Adelaide Street West, Suite 420, Toronto, Ontario M5H 4C3 not later than 4:00 p.m. (Toronto time) Tuesday, April 27, 2004, or, if the Meeting is adjourned, not later than 48 hours, excluding Saturdays, Sundays and holidays, preceding the time of such adjourned Meeting) will be voted at the Meeting, and where a choice is specified in respect of any matter to be acted upon, will be voted in accordance with the specifications made. In the absence of such a specification, such shares will be voted in favour of such matter.

    The accompanying form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the annexed notice of the Meeting, and with respect to other matters which may properly come before the Meeting. At the date hereof, management of the Corporation knows of no such amendments, variations or other matters.

ALTERNATE PROXY

    Each shareholder has the right to appoint a person other than the persons named in the accompanying form of proxy, who need not be a shareholder, to attend and act for him and on his behalf at the Meeting. Any shareholder wishing to exercise such right may do so by inserting in the blank space provided in the accompanying form of proxy the name of the person whom such shareholder wishes to appoint as proxy and by duly depositing such proxy, or by duly completing and depositing another proper form of proxy.

REVOCABILITY OF PROXY

    A shareholder giving a proxy has the power to revoke it. Such revocation may be made by the shareholder duly executing another form of proxy bearing a later date and duly depositing the same before the specified time, or may be made by written instrument revoking such proxy executed by the shareholder or by his attorney and authorized in writing or, if the shareholder is a body corporate, by an officer or attorney thereof duly authorized, and deposited either at the registered office of the Corporation, 82 Wellington Street South, Suite 201, London, Ontario N6B 2K3, at any time up to and including the last business day preceding the date of the Meeting or any adjournment thereof, or with the Chairman of the Meeting on the day of the Meeting or any adjournment thereof. If such written instrument is deposited with the Chairman of the Meeting on the date of the Meeting or any adjournment thereof, such instrument will not be effective with respect to any matter on which a vote has already been cast pursuant to such proxy.

ADVICE TO BENEFICIAL HOLDERS OF SECURITIES

    The information set forth in this section is of significant importance to many public shareholders of the Corporation, as a substantial number of the public shareholders of the Corporation do not hold shares in their own names. Shareholders who do not hold their shares in their own names (referred to in this Management Information Circular as "Beneficial Shareholders") should note that only proxies deposited by shareholders whose names appear on the records of the Corporation as the registered holders of the shares can be recognized and acted upon at the Meeting. If shares are listed in an account statement provided to a shareholder by a broker, then in almost all cases those shares will not be registered in the shareholder's name on the records of the Corporation. Such shares will more likely be registered under the name of the shareholder's broker or an agent of that broker. In Canada, the vast majority of such shares are registered under the name of CDS & Co. (the registration name for The Canadian Depositary for Securities, which acts as nominee for many Canadian brokerage firms). Shares held by brokers or their nominees can only be voted (for or against resolutions) upon the instructions of the Beneficial Shareholder. Without specific instructions, brokers/nominees are prohibited from voting shares for their clients. The directors and officers of the Corporation do not know for whose benefit the shares registered in the name of CDS & Co. are held.

    Applicable regulatory policy requires intermediaries/brokers to seek voting instructions from Beneficial Shareholders in advance of shareholders' meetings. Every intermediary/broker has its own mailing procedures and provides its own return instructions, which should be carefully followed by Beneficial Shareholders in order to ensure that their shares are voted at the Meeting. Often, the form of proxy supplied to a Beneficial Shareholder by its broker is identical to the form of proxy provided to registered shareholders. However, its purpose is limited to instructing the registered shareholders how to vote on behalf of the Beneficial Shareholder. The majority of brokers now delegate responsibility for obtaining instructions from clients to ADP Investor Communications ("ADP"). ADP typically applies a decal to the proxy forms, mails those forms to the Beneficial Shareholders and asks Beneficial Shareholders to return the proxy forms to ADP. ADP then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of shares to be represented at the Meeting. A Beneficial Shareholder receiving a proxy with an ADP decal on it cannot use that proxy to vote shares directly at the Meeting. The proxy must be returned to ADP well in advance of the Meeting in order to have the shares voted.

    Since the Corporation does not have access to the names of its non-registered shareholders, if a Beneficial Shareholder attends the Meeting the Corporation will have no record of the Beneficial Shareholder's shareholdings or of its entitlement to vote unless the Beneficial Shareholder's nominee has appointed the Beneficial Shareholder as proxyholder. Therefore, a Beneficial Shareholder who wishes to vote in person at the Meeting must insert its own name in the space provided on the voting instruction form sent to the Beneficial Shareholder by its nominee, and sign and return the voting instruction form by following the signing and returning instructions provided by its nominee. By doing so, the Beneficial Shareholder will be instructing its nominee to appoint the Beneficial Shareholder as proxyholder. The Beneficial Shareholder should not otherwise complete the voting instruction form as its vote will be taken at the Meeting.

VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

    As at March 29, 2004, the Corporation had outstanding 20,789,206 common shares, each carrying the right to one vote. The record date for the determination of shareholders entitled to receive notice of the Meeting has been fixed as the close of business on March 29, 2004. In accordance with the provisions of the Business Corporations Act (Ontario), the Corporation will prepare a list of holders of common shares on such record date. Each holder of common shares named in the list will be entitled to vote the shares shown opposite his name on the list at the Meeting except to the extent that (a) the shareholder has transferred any of his shares after the record date, and (b) the transferee of those shares produces properly endorsed share certificates or otherwise establishes that he owns such shares and demands, not later than the close of business on the tenth business day before the Meeting, that his name be included in the list before the Meeting, in which case the transferee is entitled to vote his shares at the Meeting.

    As of the date hereof, to the knowledge of the directors and senior officers of the Corporation, the following are the only persons beneficially owning, directly or indirectly, or exercising control or direction over, voting securities of the Corporation carrying more than 10% of the voting rights attached to all voting securities of the Corporation:

		Number of Common
Name and Municipality of Residence	Type of Ownership	Shares	Percentage of Class
Peter Riehl(1)	Beneficial	3,360,480	16.2%
London, Ontario
Samuel T. Hahn(2)	Beneficial	3,191,961	15.4%
Toronto, Ontario
SJ Strategic Investments LLC	Beneficial	4,088,794	19.7%
Tennessee, U.S.A.

Notes:
(1) Includes 1,679,027 common shares owned by Mr. Riehl's spouse.
(2) Includes 1,662,934 common shares owned by Mr. Hahn's spouse.

PARTICULARS OF MATTERS TO BE ACTED UPON

(1) Appointment of Auditors

    By resolution dated March 24, 2004 the Board of Directors of the Corporation resolved not to propose the re-appointment of the Corporation's present auditors, Kraft, Berger, Grill, Schwartz, Cohen & March LLP, as auditors for the Corporation at the meeting; and resolved to propose at the Meeting of the appointment of Mints & Partners LLP as the successor auditors of the Corporation. There are no reportable disagreements between the Corporation and Kraft, Berger, Grill, Schwartz, Cohen & March LLP as defined in National Policy Statement No. 31 and National Instrument 51-102 - Continuous Disclosure Obligations of the Canadian Securities Administrators, and there have been no qualified opinions or denials of opinions by Kraft, Berger, Grill, Schwartz, Cohen & March LLP.

    Attached to this Management Proxy Circular as Schedule A is (i) a Notice to Shareholders of Change of Auditor stating that there have been no "reportable events" as defined in National Policy No. 31 and National Instrument 51-102 - Continuous Disclosure Obligations; (ii) a letter of Kraft, Berger, Grill, Schwartz, Cohen & March LLP confirming that the contents of the Notice to Shareholders of Change of Auditor are, to the best of their knowledge, true; (iii) a letter of Mints & Partners LLP confirming, to the best of their knowledge, that the contents of the Notice to Shareholders of Change of Auditor are true; and (iv) a written confirmation that the letters referred to in items (ii) and (iii) above have been reviewed by the directors of the Corporation.

    Management is requesting shareholders pass the resolution set forth in Appendix A attached hereto.

    Unless otherwise instructed, the form of proxy given pursuant to this solicitation will be voted for the appointment of Mints & Partners LPL, Chartered Accountants, as auditors of the Corporation, to hold office until the close of the next Annual General Meeting of the Corporation, at a remuneration to be fixed by the directors of the Corporation.

(2) Election of Directors

    The articles of the Corporation provide that the number of directors shall be a minimum of one and a maximum of ten. The number of directors is currently fixed at six (6) directors. Unless the authority to do so is withheld, the persons named in the accompanying form of proxy (if the same is duly executed in their favour and is duly deposited) will vote the shares represented thereby in favour of the election as directors of the persons named below. If prior to the Meeting any vacancies occur in the slate of nominees listed below, unless the authority to do so is withheld, it is intended that discretionary authority shall be exercised to vote the shares represented by the proxies solicited in respect of the Meeting for the election of such other person or persons as directors in accordance with the best judgment of management. Management is not aware that any of such nominees would be unwilling or unable to serve as a director if elected. The information below as to the number of shares of the Corporation beneficially owned by the proposed nominees, not being within the knowledge of the Corporation, has been furnished by the respective persons individually.

			Common Shares Beneficially
Name, Municipality of Residence and			Owned, Directly or Indirectly, or
Position and/or Office with the			Over Which Control or Direction
Corporation	Principal Occupation	Period Served as a Director	is Exercised*
David A. Rosenkrantz(1)	President, Patica Securities	Since October 17, 2001	324,500
Toronto, Ontario	Limited
Director
Peter Riehl	President and Chief	Since December 19, 1996	3,360,481
London, Ontario	Executive Officer of the
President, Chief Executive	Corporation
Officer and Director
John Kime(2)	President, London Economic	Since November 28, 2000	50,000
London, Ontario	Development Corporation
Director
Steven H. Goldman(1)(2)	Partner, Goldman, Rosen (a	Since August 31, 2000	318,669
Toronto, Ontario	law firm)
Corporate Secretary and Director
W. Douglas Froom(1)(2)	Pharmaceutical consultant	Since June 19, 2002	70,000
Burlington, Ontario
Director
Arnold Tenney	Financial Consultant	July 17, 2001-June 13, 2002	352,700(3)
Toronto, Ontario		Nominee

Notes:
* Does not include options.
(1) Member of the Compensation Committee.
(2) Member of the Audit Committee.
(3) Includes 80,000 common shares owned by Mr. Tenney's spouse.

    The principal occupations for the past five years of each of the proposed nominees for election as a director except Mr. Tenney are as set out above or as previously disclosed in the Management Information Circular for the annual and special meeting of the shareholders of the Corporation held on June 19, 2003.

    Mr. Tenney was formerly Chief Executive Officer of ARC International from 1978 to 2000, a director and Chairman of Cabletel Communications from 1985 to 2000, a director of Phillip Services Inc. from 1998 to 2000, a director of Ballantyne of Omaha from 1988 to 2000 and served as its Chairman from 1992 to 2000. From July 2001 to June 2002, Mr. Tenney served as a director and Chairman of the Corporation. Since 2002, Mr. Tenney has been a financial consultant at Divine Entertainment Corporation, a children's and family film production and development company.

    The Board of Directors of the Corporation does not have an Executive Committee.

(3) Amendment to Stock Option Plan

    Shareholders will be asked to consider and, if thought appropriate, to pass an ordinary resolution approving an amendment to the Corporation's Stock Option Plan (the "Plan") to increase the maximum number of common shares which may be issued under the Plan from 2,852,000 to 4,157,841 (the "Plan Amendment"). Under the terms of the Plan, the Board has the right, from time to time, to increase such number subject to the approval of the shareholders of the Corporation.

    Management believes that the proposed Plan Amendment would be beneficial to the Corporation in view of various factors. In making the decision to seek shareholder approval of the proposed Plan Amendment, management noted that the utilization of stock options has been and will continue to be an important factor to attracting and keeping quality personnel. Management believes that at this critical stage of the Corporation's growth and development it is imperative the Corporation have sufficient flexibility in its employee incentive arrangements to permit it to compete with various industry players who utilize share incentive options in hiring and retaining key personnel.

    In considering the proposed Plan Amendment, management also considered the number of common shares presently reserved for issuance in connection with previously granted options and the Corporation's outstanding capital. Presently, a total of 2,852,000 common shares are reserved for issuance in connection with the Plan and options to purchase 2,825,000(1) common shares have been granted under the Plan to date, leaving only 27,000 common shares available for issuance under the Plan. Management is requesting that shareholders pass the resolution set forth in Appendix B attached hereto.

    The directors of the Corporation believe the passing of the resolution is in the best interests of the Corporation and recommend that shareholders vote in favour of the resolution.

    Proxies received in favour of management will be voted in favour of the resolution, unless the shareholder has specified in the proxy that his common shares are to be voted against such resolution. In the event shareholder approval is not obtained, the Plan will remain in full force and effect and the maximum number of common shares issuable thereunder will be 2,852,000.

Note:
(1) Does not include 140,000 options conditionally granted to five directors of the Corporation on April 2, 2004. See "PARTICULARS OF MATTERS TO BE ACTED UPON - Ratification of Option Grants".

(4) Ratification of Option Grants

    On April 2, 2004, the directors of the Corporation conditionally granted a total of 140,000 options to five directors of the Corporation, details of which are provided in the table below (the "Option Grants"). The closing market price of the common shares as at April 1, 2004 was $2.05.

			Option
Name of Person To Whom	Number of		Exercise	Vesting Dates of
Options Granted	Options	Date Options Expire	Price	Options
David Rosenkrantz	25,000	April 2, 2007	$2.05	The day the Option
Peter Riehl	35,000	April 2, 2007	$2.05	Grants are approved
Steve Goldman	30,000	April 2, 2007	$2.05	by shareholders of the
John Kime	25,000	April 2, 2007	$2.05	Corporation and by the
Doug Froom	25,000	April 2, 2007	$2.05	TSXV.
	140,000

    The number of common shares issuable pursuant to the Option Grants exceeded the number of common shares available for issuance under the Stock Option Plan at the time of grant. Therefore the Option Grants were conditional upon the receipt of all necessary shareholder and regulatory approval. As a condition for the TSXV's approval for the Option Grants, the TSXV requires that the Option Grants be subject to disinterested shareholder approval, and if such approval is obtained, the Option Grants will be treated as being made under the Stock Option Plan as amended by the Plan Amendment. Accordingly, provided shareholders approve the Plan Amendment at the Meeting, shareholders will be asked to ratify the Option Grants.

    Assuming the Plan Amendment is approved at the Meeting, management is requesting that shareholders pass the resolution set forth in Appendix C attached hereto.

    Directors of the Corporation had not received monetary compensation in the past for acting as directors and their only form of compensation had been stock options(1). Management believes that the utilization of stock options has been and will continue to be an important factor to attracting and keeping quality individuals to serve as directors of the Corporation. Accordingly, the directors of the Corporation believe the passing of the resolution is in the best interests of the Corporation and recommend that shareholders vote in favour of the resolution.

    Proxies received in favour of management will be voted in favour of the resolution, unless the shareholder has specified in the proxy that his common shares are to be voted against such resolution.

    In order to be effected, this resolution must be approved by a simple majority of the votes cast by disinterested shareholders in respect thereof. To the knowledge of the Corporation, a total of 4,123,650 common shares (being approximately 19.84%) are held by the five directors receiving options under the Option Grants and the associates thereof, and will be excluded from voting on the resolution ratifying the Option Grants.

Note:
(1) The board of directors may authorize the payment of monetary compensation to directors for their services as directors in the year 2004.

(5) Confirmation of Amendment to Section 19 of By-Law No. 1 of the Corporation

    Shareholders will be asked to consider and, if thought appropriate, to pass a resolution confirming an amendment to section 19 of the Corporation's By-Law No. 1 (the "By-Law").

    Section 19 of the By-Law provides that a board of directors of the Corporation may be called by a quorum of directors. The By-Law does not provide for the quorum of directors for a board meeting. Accordingly, under the Business Corporations Act (Ontario) (the "OBCA"), the quorum of directors is the majority of the directors. This means under the current By-Law a meeting of the board of directors must be called by at least four directors of the Corporation. This requirement is administratively cumbersome and inefficient and is much more onerous compared to typical by-laws of other corporations governed under the OBCA. Typically a board meeting can be called by a Chairman, by a President or Vice President who is also a director, or by two directors. In addition, the current ByLaw does not specifically address board meeting issues such as quorum, holding of regular meetings, or notice for adjoined board meetings.

    The OBCA permits the board of directors of the Corporation to amend the By-Law and set out procedures for board meetings. On April 2, 2004, the board of directors of the Corporation approved an amendment to the ByLaw by replacing the current section 19 with an amended section 19. By implementing the amended section 19 of the By-Law, management has brought the By-Law more in line with by-laws of other corporations with respect to calling board meetings. The amended section 19 of the By-Law will expressly provide that a board meeting can be called by the Chairman of the Board, the President (if he is a director), a Vice-President (if he is a director) or any two of the directors. In addition, the amended section 19 also sets out quorum of a board meeting, and procedures governing notice for adjoined meetings and holding of regular board meetings. The full text of the amended section 19 is set out in Appendix D hereto.

    In accordance with the OBCA, shareholders are being asked to confirm the amendment to the By-Law by passing the resolution attached as Appendix D hereto. The directors of the Corporation believe the passing of the resolution is in the best interests of the Corporation and recommend that shareholders vote in favour of the resolution. Proxies received in favour of management will be voted in favour of the resolution, unless the shareholder has specified in the proxy that his shares are to be voted against such resolution.

    In the event shareholder approval is not obtained, the By-Law will remain in full force and effect in its present form.

BOARD COMMITTEES

    The Board has two (2) committees: the Audit Committee and the Compensation Committee.

Audit Committee

The Audit Committee is currently composed of the following three (3) members: John Kime, Doug Froom and Steven H. Goldman, the majority of whom are unrelated directors. The Audit Committee reviews all financial statements, annual and interim, intended for circulation among shareholders and reports upon these to the Board. In addition, the Board may refer to the Audit Committee other matters and questions relating to the financial position of the Corporation and its affiliates. There were three (3) meetings of the Audit Committee during the year.

Compensation Committee

The Compensation Committee is currently composed of the following three (3) members: David Rosenkrantz, Doug Froom and Steven H. Goldman, the majority of whom are unrelated directors. The committee reviews the executive compensation and reports upon these to the Board. There was one (1) meeting of the Compensation Committee during the year.

STATEMENT OF EXECUTIVE COMPENSATION

Summary Compensation Table

Ontario securities law requires that a "Statement of Executive Compensation" in accordance with Form 40 to the Regulation to the Securities Act (Ontario) be included in this Management Information Circular. Form 40 prescribes the disclosure requirements in respect of the compensation of the executive officers and directors of reporting issuers. Form 40 provides that compensation disclosure must be provided for the Chief Executive Officer of an issuer and each of the issuer's four most highly compensated executive officers, other than the Chief Executive Officer and other than an executive officer whose total salary and bonus does not exceed Cdn$100,000. Based on these requirements, the executive officer of the Corporation for whom disclosure is required under Form 40 is Mr. Peter Riehl (President, Chief Executive Officer and Secretary of the Corporation). For the purposes of this section of this Management Information Circular, Mr. Peter Riehl shall be referred to as the "Named Executive Officer". The following addresses the applicable items identified in Form 40.

		Annual Compensation			Long Term
					Compensation
				Other
				Annual		All Other
Name and				Compen-	Securities under	Compen-
Principal Position with the	Fiscal	Salary	Bonus	sation	Options Granted	sation
Corporation	Year	($)	($)	($)	(#)	($)
Peter Riehl	2003	100,000	Nil	Nil	Nil	Nil
President and Chief Executive	2002	100,000	Nil	Nil	Nil	Nil
Officer	2001	100,000	60,000(1)	Nil	Nil	Nil

Note:
(1) This amount was paid in 2001 for services rendered in prior years.

Stock Option Plan

    On November 21, 2000, the Corporation established a Stock Option Plan (the "Plan") in order to attract and retain competent directors, executive officers, employees and consultants motivated to work toward ensuring the Corporation's success and to encourage such persons to acquire shares of the Corporation. Individuals who are eligible to receive options to purchase common shares under the Plan are directors, executive officers, employees and consultants of the Corporation and subsidiaries of the Corporation, as determined by the Board of Directors of the Corporation. The Board of Directors administers the Plan and has the power to amend, modify, suspend or terminate the Plan, subject to any necessary regulatory approvals.

    All of the options granted under the Plan may be exercised within a maximum period of three and one-half years following the date of grant thereof. The Board of Directors will designate the recipients of options and determine the number of common shares covered by each of such options, the date of vesting of each option, the exercise price of each option, the expiry date and any other question relating thereto, in each case in accordance with the applicable legislation of the securities regulatory authorities. Options issued pursuant to the Plan have an exercise price equal to the closing price of the common shares of the Corporation on those stock exchanges on which the Corporation's shares are listed on the business day immediately preceding the day when such options are issued, less any discount which such stock exchanges may allow.

    The maximum number of common shares that are currently issuable under the Plan is currently not to exceed 2,852,000 shares. The Corporation is seeking shareholder approval at the Meeting to increase the maximum number of common shares issuable under the Plan. See "PARTICULARS OF MATTERS TO BE ACTED UPON -

    Amendment to Stock Option Plan."

Options Granted During the Year Ended December 31, 2003

    The following table sets forth stock options granted during the most recently completed fiscal year to the Named Executive Officer.

		% of Total		Market Value of
		Options		Securities
		Granted to All		Underlying
	Securities	Employees in	Exercise or	Options on the
Name and Position as at Fiscal	Under Options	the Financial	Base Price	Date of Grant
Year-End	Granted (#)	Year	($/Securities)	($/Security)	Expiration Date
Peter Riehl	25,000	12.8%	$0.33	$0.33	June 19, 2006
President & Chief Executive
Officer

Aggregated Option Exercises During the Year Ended December 31, 2003

    No options were exercised by the Named Executive Officer during the year ended December 31, 2003.

INDEBTEDNESS OF DIRECTORS AND SENIOR OFFICERS

    Since the beginning of the last completed financial year of the Corporation, management is not aware of any indebtedness of the Corporation incurred on behalf of its directors and senior officers.

EMPLOYMENT CONTRACTS

    Effective as of September 1, 2000, the Corporation entered into an employment agreement with Peter Riehl, pursuant to which Mr. Riehl agreed to continue to be employed as the President and Chief Executive Officer of the Corporation and also agreed to serve as a member of the Board of Directors of the Corporation. The employment agreement provides for an annual salary of $100,000. Pursuant to the employment agreement, Mr. Riehl is entitled to receive an annual bonus, at the discretion of the Board of Directors, in the form of cash and/or stock options, based upon the achievement of certain performance goals established from time to time by the Compensation Committee of the Board of Directors. The employment agreement was for an initial term of two (2) years and is renewable automatically at the expiration of the initial term for successive one year terms unless and until notice of intent to terminate is given by either Mr. Riehl or the Corporation at least three (3) months prior to the expiration of the initial term or any renewal term. Notwithstanding the foregoing, in the event that Mr. Riehl's employment is terminated other than for cause by the Corporation, then he is entitled to a lump sum payment equal to 200% of his then current salary. In the event of any such termination, any unvested stock options held by him would immediately vest. Pursuant to his employment agreement, Mr. Riehl has agreed to not compete with the Corporation for a period of two years from the date of the termination of his employment, irrespective of the cause of such termination.

    Mr. Sam Hahn who is a director and formal officer of the Corporation is currently finalizing his negotiation with the Corporation to act as a consultant.

    Other than as set forth above, the Corporation has no plan or arrangement whereby any director or senior officer may be compensated in the event of his resignation, retirement or other termination of employment, or in the event of a change of control of the Corporation or a change in such person's responsibilities following such a change of control.

COMPENSATION OF DIRECTORS

    The Corporation had no arrangements under which the directors of the Corporation were compensated in their capacity as directors during the year ended December 31, 2003. Directors have received and may in the future receive options pursuant to the Plan. See "Stock Option Plan".

DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

    The Corporation provides insurance for the benefit of the directors and officers of the Corporation against liability incurred by them in these capacities. The current annual policy limit is $1,000,000. Protection is provided to directors and officers for certain wrongful acts or omissions done or committed during the course of their duties as such. Under the policy, the Corporation is reimbursed for payments which it is required or permitted to make to its directors and officers to indemnify them. The current annual premium is $21,960. No claims have been made under the policy.

INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS AND MANAGEMENT CONTRACTS

    Other than as set forth herein, for the fiscal year ended December 31, 2003 and for the period from January 1, 2004 to the date hereof, insiders of the Corporation were not interested in any material transactions or management contracts.

REGISTRAR AND TRANSFER AGENT

    Equity Transfer Services Inc., Suite 420, 120 Adelaide Street West Toronto, Ontario, M5H 4C3, is the registrar and transfer agent for the Corporation's common shares.

OTHER BUSINESS

    Management of the Corporation knows of no amendment, variation or other matter to come before the Meeting other than those set forth in the Notice of Meeting. If any other matter properly comes before the Meeting, however, the accompanying proxy will be voted on such matter in accordance with the best judgment of the person or persons voting the proxy.

APPROVAL OF DIRECTORS

    The contents and the sending of this Management Information Circular have been approved by the directors of the Corporation.

    DATED as of the 2nd day of April, 2004.

"Peter Riehl"
PETER RIEHL
President and Chief Executive Officer

Schedule A

REPORTING PACKAGE

[Letterhead of STELLAR INTERNATIONAL INC.]

[Date]

Ontario Securities Commission
and to
British Columbia Securities Commission	Kraft, Berger, Grill, Schwartz, Cohen & March LLP,
Chartered Accountants
Alberta Securities Commission

Autorité des marchés financiers	and to
Mintz & Partners LLP,
Toronto Venture Exchange	Chartered Accountants

Dear Sirs/Mesdames:

RE: NOTICE OF CHANGE OF AUDITOR

In compliance with National Policy No. 31 - Change of Auditor of a Reporting Issuer and proposed National Instrument 51-102 - Continuous Disclosure Obligations, please be advised as follows:

  The former auditor of Stellar International Inc. (the "Corporation"), Kraft, Berger, Grill, Swartz, Cohen & March LLP, Chartered Accountants (the "Former Auditor"), is not being proposed for reappointment at the next annual and special meeting of Shareholders. Subject to all applicable regulatory and Shareholder approvals, the Corporation's new auditor will be Mintz & Partners LLP, Chartered Accountants (the "Successor Auditor"), and it is being proposed that they be appointed at the next annual and special meeting of Shareholders.

  There were no reservations in the auditors' report for either of the Corporation's three completed fiscal years ending December 31, 2003, December 31, 2002 and December 31, 2001, nor for any period subsequent thereto for which an audit report was issued and preceding the date hereof.

  The decision not to recommend the Former Auditor for reappointment and the appointment of the Successor Auditor was considered and approved by the Audit Committee of the Board of Directors of the Corporation.

  In the opinion of the Audit Committee and the Board of Directors of the Corporation, there were no "Reportable Events" within the meaning of National Policy No. 31 and proposed National Instrument 51-102 of the Canadian Securities Administrators.

DATED this ___ day of March, 2004.

ON BEHALF OF THE BOARD OF DIRECTORS

Peter Riehl
President and Chief Executive Officer

[Letterhead of FORMER AUDITOR]

[Date]

Ontario Securities Commission
British Columbia Securities Commission
Alberta Securities Commission
Autorité des marchés financiers
Toronto Venture Exchange
Stellar International Inc.

Dear Sirs/Mesdames:

RE: STELLAR INTERNATIONAL INC. - CHANGE OF AUDITOR

As required by National Policy No. 31 - Change of Auditor of a Reporting Issuer and proposed National Instrument 51-102 - Continuous Disclosure Obligations, we confirm that we have reviewed the information contained in the Notice of Change of Auditor of Stellar International Inc. (the "Corporation"), dated as of the • day of March, 2004 (the "Notice") and, based on our knowledge of the information at that time, we agree with the information contained in the Notice.

We understand that a copy of the Notice and this letter will be mailed to the Shareholders of the Corporation.

Yours very truly,

KRAFT, BERGER, GRILL, SCHWARTZ, COHEN & MARCH LLP
Chartered Accountants

[Letterhead of SUCCESSOR AUDITOR]

[Date]

Ontario Securities Commission
British Columbia Securities Commission
Alberta Securities Commission
Autorité des marchés financiers
Toronto Venture Exchange
Stellar International Inc.

Dear Sirs/Mesdames:

RE: STELLAR INTERNATIONAL INC. - CHANGE OF AUDITOR

As required by National Policy No. 31 - Change of Auditor of a Reporting Issuer and proposed National Instrument 51-102 - Continuous Disclosure Obligations, we confirm that we have reviewed the information contained in the Notice of Change of Auditor of Stellar International Inc. (the "Corporation"), dated as of the • day of March, 2004 (the "Notice") and, based on our knowledge of the information at that time, we agree with the information contained in the Notice.

We understand that a copy of the Notice and this letter will be mailed to the Shareholders of the Corporation.

Yours very truly,

Mintz & Partners LLP
Chartered Accountants

[Letterhead of STELLAR INTERNATIONAL INC.]

[Date]

Ontario Securities Commission
British Columbia Securities Commission
Alberta Securities Commission
Autorité des marchés financiers
Toronto Venture Exchange
Stellar International Inc.
Kraft, Berger, Grill, Schwartz, Cohen & March LLP, Chartered Accountants
Mintz & Partners LLP, Chartered Accountants

Dear Sirs/Mesdames:

CONFIRMATION

    THE UNDERSIGNED, a member of the Audit Committee and a director of Stellar International Inc. (the "Corporation"), hereby confirms on behalf of the Audit Committee of the directors of the Corporation, that the Notice of Change of Auditor, the letter from the Former Auditor and the letter from the proposed Successor Auditor of the Corporation, a copy of each of which is attached to this confirmation, have been reviewed by the audit committee of the directors of the Corporation

DATED as of the ___ day of March, 2004.

___________________________
Steven H. Goldman

Appendix A

RESOLUTION OF THE SHAREHOLDERS
STELLAR INTERNATIONAL INC.

Appointment of Auditors

BE IT RESOLVED THAT, as an ordinary resolution:

1. the change of the Corporation's auditors from Kraft, Berger, Grill, Schwartz, Cohen & March LLP, Chartered Accountants, to Mintz & Partners LLP, Chartered Accountants, as auditors of the Corporation for the ensuing year, at a remuneration to be fixed by the directors of the Corporation, is hereby approved; and

2. any director or officer of the Corporation be and he or she is hereby authorized and directed, on behalf of the Corporation, to execute and deliver all such documents and to do all such other acts or things as he or she may determine to be necessary or advisable to give effect to this resolution, the execution of any such document or the doing of any such other act or thing being conclusive evidence of such determination.

Appendix B

RESOLUTION OF THE SHAREHOLDERS OF
STELLAR INTERNATIONAL INC.

Amendment of Stock Option Plan

BE IT RESOLVED THAT, as an ordinary resolution:

1. the amendment to the Corporation's Stock Option Plan (the "Plan") increasing the maximum number of common shares of the Corporation that may be issued under the Plan from 2,852,000 to 4,157,841 is hereby approved; and

2. any director or officer of the Corporation be and he or she is hereby authorized and directed, on behalf of the Corporation, to execute and deliver all such documents and to do all such other acts or things as he or she may determine to be necessary or advisable to give effect to this resolution, the execution of any such document or the doing of any such other act or thing being conclusive evidence of such determination.

Appendix C

RESOLUTION OF THE SHAREHOLDERS OF
STELLAR INTERNATIONAL INC.

Ratification of Stock Option Grants

BE IT RESOLVED THAT, as an ordinary resolution:

1. the granting of a total of 140,000 options to five directors of the Corporation, as described in the Management Proxy Circular dated April 2, 2004, be and is hereby ratified, confirmed and approved; and

2. any director or officer of the Corporation be and he or she is hereby authorized and directed, on behalf of the Corporation, to execute and deliver all such documents and to do all such other acts or things as he or she may determine to be necessary or advisable to give effect to this resolution, the execution of any such document or the doing of any such other act or thing being conclusive evidence of such determination.

Appendix D

RESOLUTION OF THE SHAREHOLDERS OF
STELLAR INTERNATIONAL INC.

Confirmation of Amendment to Section 19 of By-Law No. 1

BE IT RESOLVED THAT, as an ordinary resolution:

1. the amendment to section 19 of the Corporation's By-Law No. 1 as set out below approved by the board of directors of the Corporation on April 2, 2004, be hereby confirmed; and

2. any director or officer of the Corporation be and he or she is hereby authorized and directed, on behalf of the Corporation, to execute and deliver all such documents and to do all such other acts or things as he or she may determine to be necessary or advisable to give effect to this resolution, the execution of any such document or the doing of any such other act or thing being conclusive evidence of such determination.

Full Text of Amendment

"Section 19 of the By-Law No. 1 is hereby deleted and replaced with the following:

19. Calling of Meetings

(a) A meeting of the board may be called at any time by the Chairman of the Board, the President (if he is a director), a Vice-President (if he is a director) or any two of the directors, and the Secretary shall cause notice of a meeting of directors to be given when so directed by any such person or persons.

(b) Notice of Meetings

(i) Notice of any meeting of the board specifying the time and, except where the meeting is to be held as provided for in section 25 of this by-law, the place for the holding of such meeting shall be given in accordance with the terms of section 68 hereof to every director not less than 48 hours (excluding any part of a Saturday or a holiday as defined by the Interpretation Act of Canada for the time being in force) before the time the meeting is to be held.

(ii) Notice of an adjourned meeting of the board is not required to be given if the time and place of the adjourned meeting is announced at the original meeting.

(iii) Meetings of the board may be held at any time without formal notice if all the directors are present or if all the directors who are not present, in writing or by fax, e-mail or any other form of transmitted or recorded communication, waive notice or signify their consent to the meeting being held without formal notice. Notice of any meeting or any irregularity in any meeting or in the notice thereof may be waived by any director either before or after such meeting. Attendance of a director at a meeting of the board is a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

(c) Regular Meetings

The board may by resolution fix a day or days in any month or months for the holding of regular meetings at a time and place specified in such resolution. A copy of any resolution of the board specifying the time and place for the holding of regular meetings of the board shall be sent to each director at least two days before the first of such regular meetings and no other notice shall be required for any of such regular meetings.

(d) Quorum

(i) Subject to the articles, the by-laws, and subsection 19(d)(ii) below, a majority of the number of directors or minimum number of directors required by the articles constitutes a quorum at any meeting of the board, but in no case shall a quorum be less than two-fifths of the number of directors or minimum number of directors, as the case may be.

(ii) Where the Corporation has fewer than three directors, the director or both directors, as the case may be, must be present at any meeting of the board to constitute a quorum.

(iii) Subject to subsection 19(d)(iv) below, directors, other than directors of a non-resident corporation, shall not transact business at a meeting of directors unless a quorum of the board is present and a majority of the directors present are resident Canadians.

(iv) Directors may transact business at a meeting of directors where a majority of resident Canadian directors is not present if,

(A) a resident Canadian director who is unable to be present approves in writing or by telephone or other communications facilities the business transacted at the meeting, and

(B) a majority of resident Canadian directors would have been present had that director been present at the meeting."